EXHIBIT 32.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Annual Report on Form 10-KSB for the year ended December 31, 2005 filed by Neuro-Hitech Pharmaceuticals, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 31, 2006
By:  /s/ Reuben Seltzer

Reuben Seltzer
Chief Executive Officer

Date: March 31, 2006
By:  /s/ Nicholas LaRosa

Nicholas LaRosa
Chief Financial Officer